UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 23, 2010

SPUR RANCH, INC.

FORMERLY KNOWN AS
NEW GREEN TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	333-141035	88-0409143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W. Andrew Stack, CEO
500 N. Capital of Texas Highway
Bldg 3, Ste 100
Austin, Texas 78746

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (512) 355-1077

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers;

On July 23, 2010 the Board of Directors and a majority of the shareholders of the Company accepted the resignation of George Ring as a Director and CEO, and appointed W. Andrew Stack as a Director and CEO, and appointed Jeremy Stobie as a Director and CFO of the Company.  These changes resulted from a shift in business focus.  There were no disagreements of any nature with the departing CEO, Mr. George Ring.  There were no material disagreements or matters between any of the Parties.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 23, 2010 the Board of Directors and a majority of the shareholders of the Company approved amendments to the Articles of Incorporation.  The amendments changed the name of the corporation to Spur Ranch, Inc. and approved a 1 for 3,500 reverse stock split of the corporation’s common stock.  The effective date for the name change was August 10, 2010.  The record date of the reverse stock split was August 6, 2010.  The anticipated effective date for the reverse stock split is August 20, 2010.

Item 9.01.	Financial Statements and Exhibits

Exhibits

10.17	Resignation letter from George Ring

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed in its behalf by the undersigned hereunto duly authorized.

Spur Ranch, Inc.

Dated: August 12, 2010	By:	/s/ W. Andrew Stack
W. Andrew Stack
CEO